UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 21, 2008
D.R. Horton, Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-14122	75-2386963

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
301 Commerce Street, Suite 500, Fort Worth, Texas 76102
(Address of principal executive offices)
Registrant’s telephone number, including area code: (817) 390-8200
Not Applicable
          (Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.
     On May 21, 2008, D.R. Horton, Inc. (the “Company”) issued a press release announcing the commencement of an offer to exchange any and all of its outstanding 9.75% Senior Subordinated Notes due 2010 (the “Existing Notes”) in the aggregate principal amount of $113.5 million for newly issued 9.75% Senior Notes due 2010 (the “New Notes”). In conjunction with the exchange offer, the Company is soliciting consents to an amendment to the indenture governing the Existing Notes that would eliminate many of the restrictive covenants applicable to the Existing Notes, including the restrictions on the incurrence of indebtedness and the payment of dividends and other restricted payments. The terms applicable to the New Notes will be substantially similar to the Existing Notes except that the New Notes and related guarantees will be senior obligations and the covenants of the New Notes will be substantially similar to other series of the Company’s senior notes currently outstanding.
     The exchange offer is being made pursuant to an Offering Memorandum and Consent Solicitation Statement, dated May 21, 2008, and a related Letter of Transmittal and Consent. The consent solicitation is scheduled to expire at 5:00 p.m., New York City time, on Wednesday, June 4, 2008, unless otherwise extended or earlier terminated. The exchange offer is scheduled to expire at 5:00 p.m., New York City time, on Thursday, June 19, 2008, unless otherwise extended or earlier terminated. If the exchange offer is consummated, each $1,000 of Existing Notes tendered and accepted will be exchanged for $1,000 of New Notes. A cash payment equal to $10 for each $1,000 in principal amount of Existing Notes will be paid to each holder of the Existing Notes who validly tenders notes and delivers a consent prior to the expiration of the consent solicitation.
     The exchange offer and consent solicitation are conditioned upon, among other things, receipt of tenders from, and consents to, the proposed amendments to the Existing Notes indenture from holders of a majority in principal amount of the outstanding Existing Notes and the satisfaction of certain other customary conditions.
     A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.
     This communication is not an offer to exchange any Existing Notes for New Notes, a solicitation of an offer to exchange any Existing Notes for New Notes, a solicitation of consents with respect to the Existing Notes, an offer to sell any New Notes or the solicitation of an offer to buy any New Notes. Tenders of Existing Notes and delivery of related consents may only be made pursuant to the Company’s Offering Memorandum and Consent Solicitation Statement, dated May 21, 2008, and related Letter of Transmittal and Consent, which the Company has sent to holders of the Existing Notes. The Offering Memorandum and Consent Solicitation Statement and Letter of Transmittal and Consent set forth the complete terms of the Exchange Offer and Consent Solicitation and have been filed with the Securities and Exchange Commission as exhibits to the Company’s Form T-3, filed on May 22, 2008 (File No. 022-28864).

Item 9.01.	Financial Statements and Exhibits.
(d) Exhibits.
     99.1 Press release dated May 21, 2008

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: May 21, 2008

D.R. Horton, Inc.
By:	/s/ Bill W. Wheat
Bill W. Wheat
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit
Number	Exhibit

99.1	Press release dated May 21, 2008